PROSPECTUS SUPPLEMENT
(To Prospectus dated March 2, 2009)

$100,000,000

 Eagle Bulk Shipping Inc.

Common Stock

We have entered into an equity distribution agreement with UBS Securities LLC relating to shares of our common stock, par value $0.01, offered by this prospectus supplement and the accompanying prospectus.  In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through UBS Securities LLC as our sales agent.  The shares of common stock offered hereby will be sold in ordinary brokers’ transactions on the Nasdaq National Market (“NASDAQ”), at market prices prevailing at the time of sale, in block transactions or as otherwise agreed with UBS Securities LLC.  We will pay UBS Securities LLC a commission equal to 2.5% of the gross sales price per share of shares sold through it as agent under the equity distribution agreement.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to UBS Securities LLC as principal for its own account at a price agreed upon at the time of sale.  If we sell shares to UBS Securities LLC as principal, we will enter into a separate terms agreement with UBS Securities LLC, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Our common stock is quoted on NASDAQ under the symbol “EGLE.” On February 27, 2009, the last reported sales price of our common stock on NASDAQ was $3.76 per share.

UBS Securities LLC is not required to sell any specific number or dollar amount of shares of our common stock, but, subject to the terms and conditions of the equity distribution agreement and unless otherwise agreed by UBS Securities LLC and us, will use its reasonable efforts to sell the shares offered as our agent.  There is no arrangement for shares to be received in an escrow, trust or similar arrangement.  The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of $100,000,000 of common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement by either UBS Securities LLC or us.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk factors” beginning on page 4 and the risk factors beginning on page 6 of the accompanying prospectus and in our annual report on Form 10-K for the year ended December 31, 2008, that are incorporated by reference therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank

The date of this prospectus supplement is March 2, 2009.

You should rely only on the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and UBS Securities LLC has not, authorized anyone to give you different or additional information. You should not assume that the information in this prospectus supplement and accompanying prospectus is accurate as of any date after their respective dates. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted.

TABLE OF CONTENTS

Prospectus supplement		Prospectus

Special note regarding forward-looking statements	S-1	Prospectus summary	1

Prospectus supplement summary	S-2	Risk factors	6

The offering	S-3	Use of proceeds	8

Risk factors	S-4	Forward-looking statements	8

Use of proceeds	S-7	Ratio of earnings to fixed charges	10

Capitalization	S-8	Plan of distribution	11

Market price of common stock	S-9	Description of capital stock	12

Dividend policy	S-9	Description of preferred shares	12

Plan of distribution	S-10	Description of warrants	13

Incorporation of certain documents by reference	S-11	Description of debt securities and guarantees	13

Legal matters	S-12	Description of purchase contracts	23

Expenses	S-12	Description of units	24

		Tax Considerations	24

		Experts	34

		Legal matters	34

		Where you can find more information	34

		Incorporation of certain documents by reference	34

		Disclosure of commission position on indemnification for securities act liabilies	36

This document is in two parts.  The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.  The second part, the base prospectus, provides more general information about securities we may offer from time to time, some of which may not apply to this offering.  Generally, when we refer to this prospectus, we are referring to both parts of this document combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation of Certain Documents by Reference,” in this prospectus supplement and the accompanying prospectus.

All dollar amounts are in U.S. dollars unless otherwise noted.

Special note regarding forward-looking statements

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words “believe”, “anticipate”, “intend”, “estimate”, “forecast”, “project”, “plan”, “potential”, “will”, “may”, “should”, “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the drybulk vessel market, changes in the company’s operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

Prospectus supplement summary

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus their its entirety, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless the context requires otherwise, the words “Eagle,” “we,” “company,” “us” and “our” refer to Eagle Bulk Shipping Inc. and its subsidiaries.

Business Overview

We are engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. We operate in the Handymax sector of the dry bulk industry, with particular emphasis on the Supramax class of vessels.  We own and operate a modern fleet of 24 oceangoing vessels with a combined carrying capacity of 1,240,939 deadweight tons, or dwt, and an average age of approximately six years. We also have an extensive Supramax vessel newbuilding program in China and Japan which commenced delivery of the constructed vessels in 2008 and continues until 2011. We also have contracts for the construction of 23 Supramax vessels with a combined carrying capacity of 1,313,300 dwt. Four newbuildings were delivered into our fleet during 2008 and January of 2009. The program also provides us with options for the construction of eight Supramax vessels with a combined carrying capacity of 464,000 dwt. Upon delivery of the last contracted newbuilding vessels in 2011, our total fleet is expected to consist of 47 vessels with a combined carrying capacity of 2.55 million dwt.

We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk vessels range in size from 50,000 to 60,000 dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.

We carry out the commercial and strategic management of our fleet through our wholly-owned subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company that was formed in January 2005 and maintains its principle executive offices in New York, New York. Each of our vessels is owned by us through a separate wholly-owned Marshall Islands limited liability company.

Our Corporate Information

We were incorporated under the laws of the Marshall Islands in March 2005. Our principal executive offices are located at 477 Madison Avenue, New York, New York 10022, and our telephone number is (212) 785-2500. We maintain an Internet website at www.eagleships.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

The offering

Common stock we are offering	Shares of common stock having an aggregate offering price of up to $100,000,000.

Use of proceeds
We intend to use the net proceeds from the sale of our common stock that we may offer under this prospectus supplement and the accompanying prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital and general corporate purposes. See “Use of proceeds.”

NASDAQ symbol	EGLE

Risk Factors
You should carefully consider the information set forth in the section of this prospectus supplement, the accompanying prospectus and our annual report on Form 10-K for the year ended December 31, 2008 entitled “Risk Factors” as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospects before deciding whether to invest in our common stock.

Risk factors

An investment in our common stock involves a high degree of risk, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein. Our business, financial condition, and results of operations could be materially and adversely affected by any of these risks. The trading price of our common shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described in the accompanying prospectus and the documents incorporated by reference herein.

Before you decide to invest in our common stock, you should carefully consider the risks set forth below, as well as  the risks and the discussion of risks under the heading “Risk Factors” beginning on page 6 of the accompanying prospectus and in our Annual Report for the year ended December 31, 2008 on Form 10-K, filed on March 2, 2009, as well as other information included in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in this prospectus supplement that summarize the risks that may materially affect our business. Please refer to the sections entitled “Where You Can Find Additional Information” in the accompanying prospectus for discussions of these other filings.

Investment in our shares involves a high degree of risk.

The abrupt and dramatic downturn in the drybulk charter market, from which we derive the large majority of our revenues, has severely affected the drybulk shipping industry and has harmed our business.  The Baltic Dry Index, or the BDI, fell 94% from May 2008 through December 2008 and we cannot predict charter rates in 2009.  These circumstances, which result from the economic dislocation worldwide and the disruption of the credit markets, have had a number of adverse consequences for drybulk shipping, including, among other things:

•	an absence of financing for vessels;
•	no active second-hand market for the sale of vessels;
•	extremely low charter rates, particularly for vessels employed in the spot market;
•	charterers’ seeking to renegotiate the rates for existing time charters; and
•	widespread loan covenant defaults in the drybulk shipping industry.

Accordingly, your investment in our shares could lose most or all of its value.  Please read the risk factors described herein, in the base prospectus and in the documents incorporated by reference herein.

The dry bulk carrier charter market has deteriorated significantly since October 2008, which has adversely affected our revenues, earnings and profitability and our ability to comply with our loan covenants.

The Baltic Dry bulk Index, or BDI, declined from a high of 11,793 in May 2008 to a low of 663 in December 2008, which represents a decline of 94%. The BDI fell over 70% during the month of October alone.  Over the comparable period of May through December 2008, the high and low of the Baltic Panamax Index and the Baltic Capesize Index represent a decline of 96% and 99%, respectively. The decline in charter rates is due to various factors, including the lack of trade financing for purchases of commodities carried by sea, which has resulted in a significant decline in cargo shipments, and the excess supply of iron ore in China, which has resulted in falling iron ore prices and increased stockpiles in Chinese ports.  The decline in charter rates in the dry bulk market also affects the value of our dry bulk vessels, which follows the trends of dry bulk charter rates, and earnings on our charters, and similarly, affects our cash flows, liquidity and compliance with the covenants contained in our loan agreements.

A further economic slowdown in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial condition and results of operations.

We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of dry bulk commodities in ports in the Asia Pacific region. As a result, negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. In recent years, China has been one of the world’s fastest growing economies in terms of gross domestic product, which has had a significant impact on shipping demand. This rate of growth declined significantly in the second half of 2008 and it is likely that China and other countries in the Asia Pacific region will continue to experience slowed or even negative economic growth in the near future. Moreover, the current economic slowdown in the economies of the United States, the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. China has recently announced a $586.0 billion stimulus package aimed in part at increasing investment and consumer spending and maintaining export growth in response to the recent slowdown in its economic growth. Our business, financial condition and results of operations, as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

We enter into, among other things, charter parties with our customers. Such agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime and offshore industries, the overall financial condition of the counterparty, charter rates received for specific types of vessels, and various expenses. Consistent with drybulk shipping industry practice, we have not independently analyzed the creditworthiness of the charterers.  In addition, in depressed market conditions, our charterers may no longer need a vessel that is currently under charter or may be able to obtain a comparable vessel at lower rates.  As a result, charterers may seek to renegotiate the terms of their existing charter parties or avoid their obligations under those contracts.  Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The market values of our vessels have declined and may further decrease, which could limit the amount of funds that we can borrow or trigger certain financial covenants under our current or future credit facilities and/or we may incur a loss if we sell vessels following a decline in their market value.

The fair market values of our vessels have generally experienced high volatility and have recently declined significantly.  The market prices for secondhand Handymax and Supramax dry bulk carriers have recently decreased sharply from their historically high levels.  The fair market value of our vessels may continue to fluctuate (i.e., increase and decrease) depending on a number of factors including:

•	prevailing level of charter rates;
•	general economic and market conditions affecting the shipping industry;
•	types and sizes of vessels;
•	supply and demand for vessels;
•	other modes of transportation;

•	cost of newbuildings;
•	governmental or other regulations; and
•	technological advances.

If the fair market value of our vessels declines, we may not be in compliance with certain provisions of our credit facility and we may not be able to refinance our debt or obtain additional financing.  If we are not able to comply with the covenants in our credit facility and unable to remedy the relevant breach, our lenders could accelerate our debt and foreclose on our fleet.  In addition, if we sell one or more of our vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale may be less than the vessel’s carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings. Furthermore, if vessel values fall significantly we may have to record an impairment adjustment in our financial statements which could adversely affect our financial results.

We cannot assure you that we will be able to refinance indebtedness incurred under our credit facility.

Our business strategy contemplates that we repay all or a portion of our acquisition related debt from time to time with the net proceeds of equity issuances. We cannot assure you that we will be able to refinance our indebtedness through equity offerings or otherwise on terms that are acceptable to us or at all. If we are not able to refinance our indebtedness, we will have to dedicate a portion of our cash flow from operations to pay the principal and interest of this indebtedness. We cannot assure you that we will be able to generate cash flow in amounts that are sufficient for these purposes. If we are not able to satisfy these obligations, we may have to undertake alternative financing plans or sell our assets. The actual or perceived credit quality of our charterers, any defaults by them, and the market value of our fleet, among other things, may materially affect our ability to obtain alternative financing. In addition, debt service payments under our credit facility or alternative financing may limit funds otherwise available for working capital, capital expenditures, payment of dividends and other purposes. If we are unable to meet our debt obligations, or if we otherwise default under our credit facility or an alternative financing arrangement, our lender could declare the debt, together with accrued interest and fees, to be immediately due and payable and foreclose on our fleet, which could result in the acceleration of other indebtedness that we may have at such time and the commencement of similar foreclosure proceedings by other lenders. In addition, if the recent financial difficulties experienced by financial institutions worldwide leads to such institutions being unable to meet their lending commitments, that inability could have a material adverse effect on our ability to meet our own capital commitment obligations under our newbuilding contracts and our ability to grow our fleet.  If we are not able to borrow under our credit facility and are unable to find alternative sources of financing on terms that are acceptable to us or at all, our business, financial condition, results of operations and cash flows may be materially adversely affected.

Our board of directors has determined to suspend the payment of cash dividends commencing with respect to the fourth quarter of 2008 as a result of market conditions in the international drybulk shipping industry, and until such market conditions improve, it is unlikely that we will reinstate the payment of dividends.

Our board of directors, beginning with the fourth quarter of 2008, has suspended the payment of dividends to our common stock holders in order to increase cash flow, optimize financial flexibility and enhance internal growth.  Our dividend policy will be assessed by the board of directors from time to time.  The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors, restrictions contained in our credit facility and the requirements of Marshall Islands law. Until market conditions improve, it is unlikely that we will reinstate the payment of dividends.

Use of proceeds

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer under this prospectus supplement and the accompanying prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital and general corporate purposes.

Although we have identified some of the potential uses of the proceeds from this offering, we have and reserve broad discretion in the application of these proceeds. Accordingly, we reserve the right to use these proceeds for different purposes or uses which we have not listed above.

Pending any ultimate use of any portion of the proceeds from this offering, we intend to invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments such as U.S. government securities and municipal bonds.

Capitalization

The following table provides our capitalization as of December 31, 2008.  You should read this table in conjunction with the financial statements and the related notes, ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and ‘‘Use of Proceeds’’ incorporated by reference elsewhere in this prospectus supplement.

There have been no significant changes to our capitalization since December 31, 2008.

As of December 31, 2008
(in thousands of U.S. dollars)

Debt:
Secured bank debt – current portion	$-
Secured bank debt – non-current portion	$789,601
Total Debt (1)	789,601
Shareholders’ equity:
Preferred stock $0.01 par value 25,000,000 authorized, none issued and outstanding	$-
Common stock, $0.01 par value; 100,000,000 shares authorized; 47,031,300 shares issued and outstanding	470
Additional paid-in capital	614,242
Retained earnings	(107,787)
Accumulated other comprehensive loss	(35,498)
Total shareholders’ equity	471,427
Total capitalization	$1,261,028

Market price of common stock

Our common stock is traded publicly through NASDAQ under the symbol “EGLE.” The following table presents quarterly information on the price range of our common stock. This information indicates the high and low sales prices reported by NASDAQ.

	High	Low
Fiscal year ended December 31, 2006
First quarter	$16.07	$11.90
Second quarter	14.25	12.65
Third quarter	16.08	13.96
Fourth quarter	17.80	15.80
Fiscal year ended December 31, 2007
First quarter	$21.64	$17.36
Second quarter	22.98	19.65
Third quarter	27.01	22.92
Fourth quarter	35.29	24.73
Fiscal year ended December 31, 2008
First quarter	$28.06	$19.79
Second quarter	36.24	23.57
Third quarter	30.46	12.48
August	29.69	25.41
September	26.68	12.88
Fourth quarter	14.20	2.55
October	14.20	5.50
November	11.95	2.55
December	9.87	3.15
Fiscal year ended December 31, 2009
January	$8.55	$5.00

As of March 2, 2009, there were approximately 52,000 holders of record of our common stock. On February 27, 2009, the last sale price reported on NASDAQ for our common stock was $3.76 per share.

Dividend policy

Commencing with the fourth quarter of 2008, our board of directors has determined to suspend the payment of a dividend to our shareholders to increase cash flow, optimize financial flexibility and enhance internal growth.  In the future, the declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors, restrictions contained in our credit facility and the requirements of Marshall Islands law.

The timing and amount of any dividends declared will depend on, among other things, our earnings, financial condition and cash requirements and availability, our ability to obtain debt and equity financing on acceptable terms as contemplated by our growth strategy, the terms of our outstanding indebtedness and the ability of our subsidiaries to distribute funds to us. The international drybulk shipping industry is highly volatile, and we cannot predict with certainty the amount of cash, if any, that will be available for distribution as dividends in any period.

Plan of distribution

We have entered into an equity distribution agreement with UBS Securities LLC. Subject to the terms and conditions of the equity distribution agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through UBS Securities LLC as our sales agent. The shares of common stock offered hereby will be sold in ordinary brokers’ transactions on NASDAQ or otherwise, at market prices prevailing at the time of sale, in block transactions or as otherwise agreed with UBS Securities LLC. As agent, UBS Securities LLC will not engage in any transactions that stabilize our common stock.

UBS Securities LLC, as agent, will use its reasonable efforts to sell shares of common stock on a daily basis as sales agent or as otherwise agreed upon by UBS Securities LLC and us. We will designate the maximum amount of $100,000,000 of common stock to be sold through UBS Securities LLC on a daily basis or otherwise as we and UBS Securities LLC agree. Subject to the terms and conditions of the equity distribution agreement, UBS Securities LLC will use its reasonable efforts to sell on our behalf all of the designated $100,000,000 of common stock. We may instruct UBS Securities LLC not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or UBS Securities LLC may suspend the offering of shares of common stock by notifying the other.

We will pay UBS Securities LLC a commission equal to 2.5% of the gross sales price per share of shares sold through it as agent under the equity distribution agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the shares.

Settlement for sales of common stock will occur on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the equity distribution agreement, we also may sell shares to UBS Securities LLC as principal for its own account at a price agreed upon at the time of sale. If we sell shares to UBS Securities LLC as principal, we will enter into a separate terms agreement with UBS Securities LLC and we will describe this agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of the common stock on our behalf, UBS Securities LLC may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation paid to UBS Securities LLC may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to UBS Securities LLC against certain civil liabilities, including liabilities under the Securities Act. UBS Securities LLC may engage in transactions with, or perform other services for, us in the ordinary course of business.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all $100,000,000 of common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement by either UBS Securities LLC or us.

The underwriters and their affiliates have provided and may provide certain commercial banking, financial advisory and investment banking services for us for which they receive fees.  The underwriters and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

Incorporation of certain documents by reference

The Commission allows us to ‘‘incorporate by reference’’ information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on March 2, 2009;

•	Our ‘‘Description of Capital Stock’’ contained in our registration statement on Form 8-A, (File No. 000-51366) as amended, filed with the Commission on June 20, 2005;

•	Our ‘‘Description of Registrant’s Securities to be Registered’’ contained in our registration statement on Form 8-A, (File No. 001-33831), filed with the Commission on November 13, 2007;

•	Our Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders, filed on April, 10, 2008; and

•
All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the Commission is not deemed to be ‘‘filed’’ under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered ‘‘filed’’ under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at the Commission’s website or our website at www.eagleships.com soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement. You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, NY 10022
(212) 785-2500

Legal matters

Various legal matters with respect to the validity of the shares of common stock offered by this prospectus will be passed upon for us by Seward & Kissel LLP. Simpson Thacher & Bartlett LLP is counsel for the sales agent in connection with this offering.

Expenses

The following are the estimated expenses of the issuance and distribution of the securities registered under the Registration Statement of which this prospectus supplement forms a part, all of which will be paid by us.

SEC registration fee	$ 27,900
Legal fees and expenses	$ 125,000
Accounting fees and expenses	$ 30,000
Miscellaneous	$ 42,100
Total:	$ 225,000

SK 25083 0001 963983 v6

$500,000,000

Eagle Bulk Shipping Inc.

    Through this prospectus, we may periodically offer:

    (1) our common shares, which include preferred stock purchase rights;

    (2) our preferred shares;

    (3) our debt securities, which may be guaranteed by one or more of our subsidiaries;

    (4) our warrants;

    (5) our purchase contracts; and

    (6) our units

The aggregate offering price of all securities issued under this prospectus may not exceed $500,000,000.

The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common shares are currently listed on the Nasdaq Global Select Market under the symbol “EGLE.”

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

An investment in these securities involves risks. See the sections entitled ‘‘Risk Factors’’ beginning on page 6 of this prospectus and in our Form 10-K for the year ended December 31, 2007.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 2, 2009.

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	6
Use of Proceeds	8
Forward-Looking Statements	8
Ratio of Earnings to Fixed Charges	9
Plan of Distribution	10
Description of Capital Stock	11
Description of Preferred Shares	11
Description of Warrants	12
Description of Debt Securities and Guarantees	13
Description of Purchase Contracts	22
Description of Units	23
Tax Considerations	23
Experts	32
Legal Matters	32
Where You Can Find Additional Information	32
Incorporation of Certain Documents By Reference	32
Disclosure of Commission Position On Indemnification For Securities Act Liabilities	34

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or Commission, using a shelf registration process. Under the shelf registration process, we may sell any combination of the common shares, preferred shares, debt securities, warrants, purchase contracts and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under ‘‘Where You Can Find Additional Information.’’

In this prospectus, all references to ‘‘we,’’ ‘‘our,’’ ‘‘us’’ and the ‘‘Company’’ shall refer to Eagle Bulk Shipping Inc. and, unless the context requires otherwise, its consolidated subsidiaries.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors beginning on page 20 of our Form 10-K for the period ending December 31, 2007 and the more detailed information that appears later in this prospectus or is contained in any supplements to this prospectus or in the documents that we incorporate by reference into this prospectus.

Our Company

Eagle Bulk Shipping Inc., or the Company, is incorporated under the laws of the Republic of the Marshall Islands and headquartered in New York, New York. We are engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. We operate in the Handymax sector of the dry bulk industry, with particular emphasis on the Supramax class of vessels. We own and operate a modern fleet of 24 oceangoing vessels with a combined carrying capacity of 1,240,939 deadweight tons, or dwt, and an average age of approximately six years. We also have an extensive Supramax vessel newbuilding program in China and Japan which commenced delivery of the constructed vessels in 2008 and continues until 2011. We have contracts for the construction of 23 Supramax vessels with a combined carrying capacity of 1,313,300 deadweight tons. Four newbuildings were delivered into our fleet during 2008 and January of 2009. The program also provides us with options for the construction of eight Supramax vessels with a combined carrying capacity of 464,000 deadweight tons. Upon delivery of the last contracted newbuilding vessels in 2011, our total fleet will consist of 47 vessels with a combined carrying capacity of 2.55 million dwt.

We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk vessels range in size from 50,000 to 60,000 dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.

We carry out the commercial and strategic management of our fleet through our wholly-owned subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company that was formed in January 2005 and maintains its principle executive offices in New York, New York. Each of our vessels is owned by us through a separate wholly-owned Marshall Islands limited liability company.

We maintain our principal executive offices at 477 Madison Avenue, New York, New York 10022. Our telephone number at that address is (212) 785-2500. Our website address is www.eagleships.com. Information contained on our website does not constitute part of this prospectus.

Since December 31, 2007, the following significant events occurred that affected our fleet and our business:

•	In May 2008, we acquired two Supramax vessels, Goldeneye and Redwing, which were delivered into our fleet in June 2008 and September 2008, respectively.

•	In June 2008, we took delivery of the first of our newbuilding vessels, Wren. This vessel is the first of the series of 22 vessels being built in China under construction contracts.

•	In October 2008, we took delivery of our second newbuilding vessel from China, Woodstar.

•	In November 2008, we took delivery of our third newbuilding vessel, Crowned Eagle. This vessel is the first of the series of five vessels being built in Japan.

•
In December 2008, we renegotiated our 30 vessel newbuilding program in China by converting firm construction contracts on eight charter free vessels into options. The contract deposits on these vessels were redirected as progress payments towards vessels being constructed for delivery in 2009. We also deferred delivery of a vessel, Thrush, from September 2009 to November 2010. These changes in the newbuilding program resulted in a reduction of the Company’s capital expenditure program by a total of $363 million.

•	In December 2008, we amended and reduced our revolving credit facility to $1,350,000,000.

•	In January 2009, we took delivery of our fourth newbuilding vessel, Crested Eagle. This vessel is the second of the series of five vessels being built in Japan.

Our Fleet

The following table presents certain information about the Company's revenue earning charters on its operating fleet as of the date of this prospectus:

Vessel	Year Built	Dwt	Time Charter Expiration (1)	Daily Time Charter Hire Rate

Cardinal	2004	55,362	June to September 2009	$62,000
Condor	2001	50,296	May 2010 to July 2010	$22,000
Falcon (2)	2001	51,268	April 2010 to June 2010	$39,500
Griffon	1995	46,635	March 2009	$20,075
Harrier (3)	2001	50,296	June 2009 to September 2009	$24,000
Hawk I	2001	50,296	April 2009 to June 2009	$22,000
Heron (4)	2001	52,827	January 2011 to May 2011	$26,375
Jaeger (5)	2004	52,248	October 2009 to January 2010	$10,100
Kestrel I	2004	50,326	March 2009 to April 2009	$18,000
Kite	1997	47,195	September 2009 to January 2010	$21,000
Merlin (6)	2001	50,296	December 2010 to March 2011	$25,000
Osprey I (7)	2002	50,206	October 2009 to December 2009	$25,000
Peregrine	2001	50,913	December 2009 to March 2010	$8,500
Sparrow	2000	48,225	February 2010 to May 2010	$34,500
Tern	2003	50,200	December 2009 to March 2010	$8,500
Shrike	2003	53,343	April 2009 to June 2009 May 2010 to August 2010	$24,600 25,600
Skua (8)	2003	53,350	May 2009 to August 2009	$24,200
Kittiwake	2002	53,146	July 2009 to September 2009	$56,250
Goldeneye	2002	52,421	May 2009 to July 2009	$61,000
Wren (9)	2008	53,349	Feb 2012 Feb 2012 to Dec 2018/Apr 2019	$24,750 18,000 (with profit share)
Redwing	2007	53,411	August 2009 to October 2009	$50,000
Woodstar (10)	2008	53,390	Jan 2014 Jan 2014 to Dec 2018/Apr 2019	$18,300 18,000 (with profit share)
Crowned Eagle	2008	55,940	September 2009 to December 2009	$16,000
Crested Eagle	2009	56,000	Jan 2010 to Mar 2010	$10,5000

(1)
The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 1.25% to 6.25%, to third party ship brokers.

(2)	The charterer of the FALCON has an option to extend the charter period by 11 to 13 months at a daily time charter rate of $41,000.
(3)	The daily rate for the HARRIER is $27,000 for the first year and $21,000 for the second year. Revenue recognition is based on an average daily rate of $24,000.
(4)
The charterer of the HERON has an option to extend the charter period by 11 to 13 months at a time charter rate of $27,375 per day. The charterer has a second option for a further 11 to 13 months at a time charter rate of $28,375 per day.

(5)
In December 2008, the JAEGER commenced a charter for one year at an average daily rate of approximately $10,100 based on a charter rate of $5,000 per day for the first 50 days and $11,000 per day for the balance of the year.

(6)	The daily rate for the MERLIN is $27,000 for the first year, $25,000 for the second year and $23,000 for the third year. Revenue recognition is based on an average daily rate of $25,000.
(7)	The charterer of the OSPREY has an option to extend the charter period by 11 to 13 months at a time charter rate of $25,000 per day.
(8)	The charterer of the SKUA has an option to extend the charter period by 11 to 13 months at a daily time charter rate of $25,200.
(9)
The WREN has entered into a long-term charter. The charter rate until February 2012 is $24,750 per day. Subsequently, the charter until redelivery in December 2018 to April 2019 will be profit share based. The base charter rate will be $18,000 with a 50% profit share for earned rates over $22,000 per day. Revenue recognition for the base rate from commencement of the charter is based on an average daily base rate of $20,306.

(10)
The WOODSTAR has entered into a long-term charter. The charter rate until January 2014 is $18,300 per day. Subsequently, the charter until redelivery in December 2018 to April 2019 will be profit share based. The base charter rate will be $18,000 with a 50% profit share for earned rates over $22,000 per day. Revenue recognition for the base rate from commencement of the charter is based on an average daily base rate of $18,152.

The following table represents certain information, as of the date of this prospectus, about the Company’s newbuilding vessels being constructed and their employment upon delivery:

Vessel	Dwt	Year Built- Expected Delivery (1)	Time Charter Employment Expiration (2)	Daily Time Charter Hire Rate (3)	Profit Share

Stellar Eagle	56,000	Apr 2009	Charter Free	—	—
Golden Eagle	56,000	Jan 2010	Charter Free	—	—
Imperial Eagle	56,000	Feb 2010	Charter Free	—	—
Thrush	53,100	Nov 2010	Charter Free	—	—
Thrasher	53,100	Nov 2009	Feb 2016	$18,400	—
			Feb 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Avocet	53,100	Dec 2009	Mar 2016	$18,400	—
			Mar 2016 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Bittern	58,000	Sep 2009	Dec 2014	$18,850	—
			Dec 2014 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Canary	58,000	Oct 2009	Jan 2015	$18,850	—
			Jan 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Crane	58,000	Nov 2009	Feb 2015	$18,850	—
			Feb 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Egret (4)	58,000	Dec 2009	Sep 2012 to Jan 2013	$17,650	50% over $20,000
Gannet (4)	58,000	Jan 2010	Oct 2012 to Feb 2013	$17,650	50% over $20,000
Grebe (4)	58,000	Feb 2010	Nov 2012 to Mar 2013	$17,650	50% over $20,000
Ibis (4)	58,000	Mar 2010	Dec 2012 to Apr 2013	$17,650	50% over $20,000
Jay	58,000	Apr 2010	Sep 2015	$18,500	50% over $21,500
			Sep 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Kingfisher	58,000	May 2010	Oct 2015	$18,500	50% over $21,500
			Oct 2015 to Dec 2018/Apr 2019	$18,000	50% over $22,000
Martin	58,000	Jun 2010	Dec 2016 to Dec 2017	$18,400	—
Nighthawk	58,000	Mar 2011	Sep 2017 to Sep 2018	$18,400	—
Oriole	58,000	Jul 2011	Jan 2018 to Jan 2019	$18,400	—
Owl	58,000	Aug 2011	Feb 2018 to Feb 2019	$18,400	—
Petrel (4)	58,000	Sep 2011	Jun 2014 to Oct 2014	$17,650	50% over $20,000
Puffin (4)	58,000	Oct 2011	Jul 2014 to Nov 2014	$17,650	50% over $20,000
Roadrunner (4)	58,000	Nov 2011	Aug 2014 to Dec 2014	$17,650	50% over $20,000
Sandpiper (4)	58,000	Dec 2011	Sep 2014 to Jan 2015	$17,650	50% over $20,000

Snipe (5)	58,000	Jan 2012	Charter Free	—	—
Swift (5)	58,000	Feb 2012	Charter Free	—	—
Raptor (5)	58,000	Mar 2012	Charter Free	—	—
Saker (5)	58,000	Apr 2012	Charter Free	—	—
Besra (5,6)	58,000	Oct 2010	Charter Free	—	—
Cernicalo (5,6)	58,000	Jan 2011	Charter Free	—	—
Fulmar (5,6)	58,000	Jun 2011	Charter Free	—	—
Goshawk (5,6)	58,000	Sep 2011	Charter Free	—	—

(1)	Vessel build and delivery dates are estimates based on guidance received from shipyard.
(2)	The date range represents the earliest and latest date on which the charterer may redeliver the vessel to us upon the termination of the charter.
(3)	The time charter hire rate presented are gross daily charter rates before brokerage commissions ranging from 2.25% to 6.25% to third party ship brokers.
(4)	The charterer has an option to extend the charter by two periods of 11 to 13 months each.
(5)	Options for construction declared on December 27, 2007.
(6)	Firm contracts converted to options in December 2008.

The Securities

We may use this prospectus to offer up to $500,000,000 of:

•	our common shares, including preferred stock purchase rights;

•	our preferred shares;

•	our debt securities, which may be guaranteed by one or more of our subsidiaries;

•	our warrants;

•	our purchase contracts; and

•	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these securities that we or a selling shareholder may offer and may describe certain risks associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

We have identified a number of risk factors below which you should consider before buying our common shares or our other securities. Additional risk factors are incorporated by reference into this registration statement from the Company’s Form 10-K for the period ended December 31, 2007 filed with the Commission on February 29, 2008. Please see ‘‘Incorporation of Certain Documents by Reference.’’ In addition, you should also consider carefully the risks set forth under the heading ‘‘Risk Factors’’ in a prospectus supplement, if any, that will describe the specific amounts, prices and terms of the offered securities before investing in any of the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Investment in our shares involves a high degree of risk.

The abrupt and dramatic downturn in the drybulk charter market, from which we derive the large majority of our revenues, has severely affected the drybulk shipping industry and has harmed our business.  The Baltic Dry Index, or the BDI, fell 94% from May 2008 through December 2008 and we cannot predict charter rates for 2009.  These circumstances, which result from the economic dislocation worldwide and the disruption of the credit markets, have had a number of adverse consequences for drybulk shipping, including, among other things:

•	an absence of financing for vessels;

•	no active second-hand market for the sale of vessels;

•	extremely low charter rates, particularly for vessels employed in the spot market;

•	charterers' seeking to renegotiate the rates for existing time charters; and

•	widespread loan covenant defaults in the drybulk shipping industry.

Accordingly, your investment in our shares could lose most or all of its value.  Please read the risk factors described herein, in the base prospectus and in the documents incorporated by reference herein.

The dry bulk carrier charter market has deteriorated significantly since October 2008, which has adversely affected our revenues, earnings and profitability and our ability to comply with our loan covenants.

The Baltic Dry bulk Index, or BDI, declined from a high of 11,793 in May 2008 to a low of 663 in December 2008, which represents a decline of 94%. The BDI fell over 70% during the month of October alone.  Over the comparable period of May through December 2008, the high and low of the Baltic Panamax Index and the Baltic Capesize Index represent a decline of 96% and 99%, respectively. The decline in charter rates is due to various factors, including the lack of trade financing for purchases of commodities carried by sea, which has resulted in a significant decline in cargo shipments, and the excess supply of iron ore in China, which has resulted in falling iron ore prices and increased stockpiles in Chinese ports.  The decline in charter rates in the dry bulk market also affects the value of our dry bulk vessels, which follows the trends of dry bulk charter rates, and earnings on our charters, and similarly, affects our cash flows, liquidity and compliance with the covenants contained in our loan agreements.

A further economic slowdown in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial condition and results of operations.

We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of dry bulk commodities in ports in the Asia Pacific region. As a result, negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. In recent years, China has been one of the world’s fastest growing economies in terms of gross domestic product, which has had a significant impact on shipping demand. This rate of growth declined significantly in the second half of 2008 and it is likely that China and other countries in the Asia Pacific region will continue to experience slowed or even negative economic growth in the near future. Moreover, the current economic slowdown in the economies of the United States, the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. China has recently announced a $586.0 billion stimulus package aimed in part at increasing investment and consumer spending and maintaining export growth in response to the recent slowdown in its economic growth. Our business, financial condition and results of operations, as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

We enter into, among other things, charter parties with our customers. Such agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime and offshore industries, the overall financial condition of the counterparty, charter rates received for specific types of vessels, and various expenses. Consistent with drybulk shipping industry practice, we have not independently analyzed the creditworthiness of the charterers.  In addition, in depressed market conditions, our charterers may no longer need a vessel that is currently under charter or may be able to obtain a comparable vessel at lower rates.  As a result, charterers may seek to renegotiate the terms of their existing charter parties or avoid their obligations under those contracts.  Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot assure you that we will be able to refinance indebtedness incurred under our credit facility.

Our business strategy contemplates that we repay all or a portion of our acquisition related debt from time to time with the net proceeds of equity issuances. We cannot assure you that we will be able to refinance our indebtedness through equity offerings or otherwise on terms that are acceptable to us or at all. If we are not able to refinance our indebtedness, we will have to dedicate a portion of our cash flow from operations to pay the principal and interest of this indebtedness. We cannot assure you that we will be able to generate cash flow in amounts that are sufficient for these purposes. If we are not able to satisfy these obligations, we may have to undertake alternative financing plans or sell our assets. The actual or perceived credit quality of our charterers, any defaults by them, and the market value of our fleet, among other things, may materially affect our ability to obtain alternative financing. In addition, debt service payments under our credit facility or alternative financing may limit funds otherwise available for working capital, capital expenditures, payment of dividends and other purposes. If we are unable to meet our debt obligations, or if we otherwise default under our credit facility or an alternative financing arrangement, our lender could declare the debt, together with accrued interest and fees, to be immediately due and payable and foreclose on our fleet, which could result in the acceleration of other indebtedness that we may have at such time and the commencement of similar foreclosure proceedings by other lenders. In addition, if the recent financial difficulties experienced by financial institutions worldwide leads to such institutions being unable to meet their lending commitments, that inability could have a material adverse effect on our ability to meet our own capital commitment obligations under our newbuilding contracts and our ability to grow our fleet.  If we are not able to borrow under our credit facility and are unable to find alternative sources of financing on terms that are acceptable to us or at all, our business, financial condition, results of operations and cash flows may be materially adversely affected.

Our board of directors has determined to suspend the payment of cash dividends commencing with respect to the fourth quarter of 2008 as a result of market conditions in the international drybulk shipping industry, and until such market conditions improve, it is unlikely that we will reinstate the payment of dividends.

Our board of directors, beginning with the fourth quarter of 2008, has suspended the payment of dividends to our common stock holders in order to increase cash flow, optimize financial flexibility and enhance internal growth.  Our dividend policy will be assessed by the board of directors from time to time.  The declaration and payment of dividends, if any, will always be subject to the discretion of our board of directors, restrictions contained in our credit facility and the requirements of Marshall Islands law. Until market conditions improve, it is unlikely that we will determine to reinstate the payment of dividends.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus to make vessel acquisitions and for capital expenditures, repayment of indebtedness, working capital, and general corporate purposes.

FORWARD-LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words “believe”, “anticipate”, “intend”, “estimate”, “forecast”, “project”, “plan”, “potential”, “will”, “may”, “should”, “expect” and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the drybulk vessel market, changes in the company’s operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

Period	Period from January 26, 2005 (inception) to December 31, 2005	Year ended December 31, 2006	Year ended December 31, 2007	Year ended December 31, 2008

Ratio of earnings to fixed charges	1.9	4.1	2.9	1.8

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	block trades, in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

We may indemnify underwriters, agents and dealers, as applicable, against liabilities relating to offerings of securities, including liabilities under the Securities Act, or we may agree to contribute to payments that the underwriters, dealers or agents may be required to make relating to these liabilities.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an ‘‘at the market’’ offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the offeror for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

DESCRIPTION OF CAPITAL STOCK

Our description of capital stock can be found under the headings ‘‘Description of Capital Stock’’ and ‘‘Description of Registrant’s Securities to be Registered’’ in our registration statements on Form 8-A, (File No. 000-51366) and (File No. 001-33831) as amended, filed with the Commission on June 20, 2005 and November 13, 2007, respectively. You should read the applicable prospectus supplement relating to an offering of shares of our common stock, or of securities convertible, exchangeable or exercisable for shares of our common stock, for the terms of such offering, including the number of shares of common stock offered, the initial offering price and market prices and dividend information relating to our common stock.

DESCRIPTION OF PREFERRED SHARES

The material terms of any series of preferred shares that we offer through a prospectus supplement, as well as any material United States federal income tax considerations, will be described in that prospectus supplement.

Subject to shareholder approval, our board of directors has the authority to issue preferred shares in one or more series and to determine the rights, preferences and restrictions, with respect to, among other things, dividends, conversion, voting, redemption, liquidation and the number of shares constituting any series. The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of us without further action by the shareholders. The issuance of preferred shares with voting and conversion rights may adversely affect the voting power of the holders of common shares.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities, which may be convertible from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, as amended, or Exchange Act, report that will be incorporated by reference to the registration statement of which this prospectus forms a part or a prospectus supplement. We will refer to any or all of these reports as ‘‘subsequent filings.’’ The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an ‘‘indenture’’ and collectively as the ‘‘indentures.’’ Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration, as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•
the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities;

•	the applicability of any guarantees;

•	the amount of discount or premium, if any, with which such securities will be issued;

•	whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	additional terms not inconsistent with the terms of the indenture.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•
the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service (the ‘‘IRS’’) a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Subsidiary Guarantees

Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•
the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

THE INFORMATION IN THIS SECTION CONCERNING DTC AND DTC’S BOOK-ENTRY SYSTEM HAS BEEN OBTAINED FROM SOURCES THAT WE BELIEVE TO BE RELIABLE, BUT WE TAKE NO RESPONSIBILITY FOR ITS ACCURACY.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The applicable prospectus supplement will also describe any material United States federal income tax considerations.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of two or more purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•
the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and a description of the provisions for the payment, settlement, transfer or exchange or the units; and

•	if applicable, a discussion of any material United States federal income tax considerations.

TAX CONSIDERATIONS

The following is a discussion of the material Marshall Islands and United States federal income tax considerations relevant to owning common stock by a United States Holder or a Non-United States Holder, each as defined below. This discussion does not purport to deal with the tax consequences of owning the common stock to all categories of investors, some of which (such as financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, persons who are investors in pass-through entities, dealers in securities or currencies, persons who own 10% or more of our common stock and investors whose functional currency is not the United States dollar) may be subject to special rules. This discussion deals only with holders who own the common stock as a capital asset and purchase stock in this offering. Shareholders  are encouraged to consult their own tax advisors concerning the overall tax consequences arising in their own particular situation under United States federal, state, local or foreign law of the ownership of our common stock.

Marshall Islands Tax Considerations

In the opinion of Seward & Kissel LLP, the following are the material Marshall Islands tax consequences of our activities to us and shareholders of our common stock. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends by us to our shareholders.

United States Federal Income Tax Considerations

In the opinion of Seward & Kissel LLP, our United States counsel, the following are the material United States federal income tax consequences to us of our activities and to United States Holders and to Non-United States Holders of our common stock. The following discussion of United States federal income tax matters is based on the Internal Revenue Code of 1986, as amended, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, all of which are subject to change, possibly with retroactive effect. In addition, the discussion below is based, in part, on the description of our business as described in ‘‘Business’’ in this annual report and assumes that we conduct our business as described in that section.

We have made, or will make, special United States federal income tax elections in respect of each of our ship owning or operating subsidiaries that is potentially subject to tax as a result of deriving income attributable to the transportation of cargoes to or from the United States. The effect of the special U.S. tax elections is to ignore or disregard the subsidiaries for which elections have been made as separate taxable entities and to treat them as part of their parent, the ‘‘Company.’’ Therefore, for purposes of the following discussion, the Company, and not the subsidiaries subject to this special election, will be treated as the owner and operator of the vessels and as receiving the income therefrom.

United States Federal Income Taxation of Our Company

Taxation of Operating Income: In General

The Company currently earns, and we anticipate that the Company will continue to earn, substantially all its income from the hiring or leasing of vessels for use on a time or voyage charter basis or from the performance of services directly related to those uses, all of which we refer to as ‘‘shipping income.’’

Unless exempt from United States federal income taxation under the rules of Section 883 of the Code, or Section 883, as discussed below, a foreign corporation such as ourselves will be subject to United States federal income taxation on its ‘‘shipping income’’ that is treated as derived from sources within the United States, to which we refer as ‘‘United States source shipping income.’’ For tax purposes, ‘‘United States source shipping income’’ includes 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States.

Shipping income attributable to transportation exclusively between non-United States ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.

Shipping income attributable to transportation exclusively between United States ports is considered to be 100% derived from United States sources. However, the Company is not permitted by United States law to engage in the transportation of cargoes that produces 100% United States source income.

Unless exempt from tax under Section 883, the Company’s gross United States source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.

Exemption of Operating Income from United States Federal Income Taxation

Under Section 883 and the regulations thereunder, a foreign corporation will be exempt from United States federal income taxation on its United States source shipping income if:

(1)
it is organized in a qualified foreign country, which is one that grants an ‘‘equivalent exemption’’ from tax to corporations organized in the United States in respect of each category of shipping income for which exemption is being claimed under Section 883 and to which we refer as the ‘‘Country of Organization Test’’; and

(2)	one of the following tests is met:

(A)
more than 50% of the value of its shares is beneficially owned, directly or indirectly, by qualified shareholders, which as defined includes individuals who are ‘‘residents’’ of a qualified foreign country, to which we refer as the ‘‘50% Ownership Test;’’

(B)	its shares are ‘‘primarily and regularly traded on an established securities market’’ in a qualified foreign country or in the United States, to which we refer as the ‘‘Publicly-Traded Test’’; or

(C)	it is a ‘‘controlled foreign corporation’’ and satisfies an ownership test, to which, collectively, we refer as the ‘‘CFC Test.’’

The Republic of the Marshall Islands, the jurisdiction where the Company is incorporated, has been officially recognized by the IRS as a qualified foreign country that grants the requisite ‘‘equivalent exemption’’ from tax in respect of each category of shipping income the Company earns and currently expects to earn in the future. Therefore, the Company will be exempt from United States federal income taxation with respect to its United States source shipping income if it satisfies any one of the 50% Ownership Test, the Publicly-Traded Test, or the CFC Test.

Both before and after the issuance of the common stock to which the registration statement of which this prospectus forms a part relates, we believe that we will satisfy the Publicly-Traded Test, as discussed below. The Company does not currently anticipate a circumstance under which it would be able to satisfy the 50% Ownership Test or the CFC Test before or after the issuance of the common stock to which the registration statement of which this prospectus forms a part relates.

Publicly-Traded Test

The regulations under Section 883 provide, in pertinent part, that shares of a foreign corporation will be considered to be ‘‘primarily traded’’ on an established securities market in a country if the number of shares of each class of shares that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. The Company’s common stock, which is its sole class of issued and outstanding shares, are ‘‘primarily traded’’ on the Nasdaq Global Select Market.

Under the regulations, the Company’s common stock will be considered to be ‘‘regularly traded’’ on an established securities market if one or more classes of its shares representing more than 50% of its outstanding shares, by both total combined voting power of all classes of shares entitled to vote and total value, are listed on such market, to which we refer as the ‘‘listing threshold.’’ Since all our common stock is listed on the Nasdaq Global Select Market, we believe that we satisfy the listing threshold.

It is further required that with respect to each class of shares relied upon to meet the listing threshold, (i) such class of shares is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or one-sixth of the days in a short taxable year; and (ii) the aggregate number of shares of such class of shares traded on such market during the taxable year is at least 10% of the average number of shares of such class of shares outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe the Company will satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied if, as is the case with the Company’s common stock, such class of shares is traded on an established market in the United States and such shares are regularly quoted by dealers making a market in such shares.

Notwithstanding the foregoing, the regulations provide, in pertinent part, that a class of shares will not be considered to be ‘‘regularly traded’’ on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class are owned, actually or constructively under specified share attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of the vote and value of such class of outstanding shares, to which we refer as the ‘‘5 Percent Override Rule.’’

For purposes of being able to determine the persons who actually or constructively own 5% or more of the vote and value of the Company’s common stock, or ‘‘5% Shareholders,’’ the regulations permit the Company to rely on those persons that are identified on Schedule 13G and Schedule 13D filings with the Commission, as owning 5% or more of the Company’s common stock. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.

In the event the 5 Percent Override Rule is triggered, the regulations provide that the 5 Percent Override Rule will nevertheless not apply if the Company can establish that within the group of 5% Shareholders, there are sufficient qualified shareholders for purposes of Section 883 to preclude non-qualified shareholders in such group from owning 50% or more of the Company’s common stock for more than half the number of days during the taxable year.

The Company does not believe that it is currently subject to the 5 Percent Override Rule. Therefore, the Company believes that it currently qualifies for the Publicly-Traded Test. However, there is no assurance that the Company will continue to satisfy the Publicly-Traded Test. For example, the Company’s shareholders could change in the future, and thus the Company could become subject to the 5 Percent Override Rule.

Taxation In Absence of Section 883 Exemption

If the benefits of Section 883 are unavailable, the Company’s United States source shipping income would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, to the extent that such income is not considered to be ‘‘effectively connected’’ with the conduct of a United States trade or business, as described below. Since under the sourcing rules described above, no more than 50% of the Company’s shipping income would be treated as being United States source shipping income, the maximum effective rate of United States federal income tax on our shipping income would never exceed 2% under the 4% gross basis tax regime.

To the extent the Company’s United States source shipping income is considered to be ‘‘effectively connected’’ with the conduct of a United States trade or business, as described below, any such ‘‘effectively connected’’ United States source shipping income, net of applicable deductions, would be subject to United States federal income tax, currently imposed at rates of up to 35%. In addition, the Company may be subject to the 30% ‘‘branch profits’’ tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of the Company’s United States trade or business.

The Company’s United States source shipping income would be considered ‘‘effectively connected’’ with the conduct of a United States trade or business only if:

•	the Company has, or is considered to have, a fixed place of business in the United States involved in the earning of United States source shipping income; and

•
substantially all of the Company’s United States source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

The Company does not intend to have, or permit circumstances that would result in having, any vessel sailing to or from the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of the Company’s shipping operations and other activities, we believe that none of the Company’s United States source shipping income will be ‘‘effectively connected’’ with the conduct of a United States trade or business.

United States Taxation of Gain on Sale of Vessels

If the Company qualifies for exemption from tax under Section 883 in respect of the shipping income derived from the international operation of its vessels, then gain from the sale of any such vessel should likewise be exempt from tax under Section 883. If, however, the Company’s shipping income from such vessels does not for whatever reason qualify for exemption under Section 883 and assuming that any decision on a vessel sale is made from and attributable to the United States office of the Company, as we believe likely to be the case as the Company is currently structured, then any gain derived from the sale of any such vessel will be treated as derived from United States sources and subject to United States federal income tax as ‘‘effectively connected’’ income (determined under rules different from those discussed above) under the above described net income tax regime.

United States Federal Income Taxation of United States Holders

As used herein, the term ‘‘United States Holder’’ means a beneficial owner of common stock that is an individual United States citizen or resident, a United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common stock, you are encouraged to consult your tax advisor.

Distributions

Subject to the discussion of passive foreign investment companies below, any distributions made by the Company with respect to its common stock to a United States Holder will generally constitute dividends to the extent of the Company’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of such earnings and profits will be treated first as a nontaxable return of capital to the extent of the United States Holder’s tax basis in his common stock on a dollar-for-dollar basis and thereafter as capital gain. Because the Company is not a United States corporation, United States Holders that are corporations will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to the Company’s common stock will generally be treated as ‘‘passive category income’’ for purposes of computing allowable foreign tax credits for United States foreign tax credit purposes.

Dividends paid on the Company’s common stock to a United States Holder who is an individual, trust or estate (a ‘‘United States Non-Corporate Holder’’) will generally be treated as ‘‘qualified dividend income’’ that is taxable to such United States Non-Corporate Holder at preferential tax rates (through 2010) provided that (1) the common stock is readily tradable on an established securities market in the United States (such as the Nasdaq Global Select Market on which the Company’s common stock is traded); (2) the Company is not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we have been, are or will be); (3) the United States Non-Corporate Holder has owned the common stock for more than 60 days in the 121-day period beginning 60 days before the date on which the common stock becomes ex-dividend; and (4) the United States Non-Corporate Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There is no assurance that any dividends paid on the Company’s common stock will be eligible for these preferential rates in the hands of a United States Non-Corporate Holder, although we believe that they will be so eligible. Legislation has been previously introduced in the U.S. Congress which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of enactment. Any dividends out of earnings and profits the Company pays which are not eligible for these preferential rates will be taxed as ordinary income to a United States Non-Corporate Holder.

Special rules may apply to any ‘‘extraordinary dividend’’—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted basis in a common share—paid by the Company. If the Company pays an ‘‘extraordinary dividend’’ on its common stock that is treated as ‘‘qualified dividend income,’’ then any loss derived by a United States Non-Corporate Holder from the sale or exchange of such common stock will be treated as long-term capital loss to the extent of such dividend.

Sale, Exchange or Other Disposition of Common Stock

Assuming the Company does not constitute a passive foreign investment company for any taxable year, a United States Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of the Company’s common stock in an amount equal to the difference between the amount realized by the United States Holder from such sale, exchange or other disposition and the United States Holder’s tax basis in such stock. Such gain or loss will be treated as long-term capital gain or loss if the United States Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as United States source income or loss, as applicable, for United States foreign tax credit purposes. Long-term capital gains of United States Non Corporate Holders are currently eligible for reduced rates of taxation. A United States Holder’s ability to deduct capital losses is subject to certain limitations.

Passive Foreign Investment Company Status and Significant Tax Consequences

Special United States federal income tax rules apply to a United States Holder that holds shares in a foreign corporation classified as a ‘‘passive foreign investment company’’ for United States federal income tax purposes. In general, the Company will be treated as a passive foreign investment company with respect to a United States Holder if, for any taxable year in which such holder holds the Company’s common stock, either

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of our assets during such taxable year produce, or are held for the production of, passive income.

Income earned, or deemed earned, by the Company in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute ‘‘passive income’’ unless the Company was treated under specific rules as deriving its rental income in the active conduct of a trade or business.

Based on the Company’s current operations and future projections, we do not believe that the Company has been or is, nor do we expect the Company to become, a passive foreign investment company with respect to any taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether the Company is a passive foreign investment company, the gross income it derives from its time chartering and voyage chartering activities should constitute services income, rather than rental income. Accordingly, such income should not constitute passive income, and the assets that the Company owns and operates in connection with the production of such income, in particular, the vessels, should not constitute passive assets for purposes of determining whether the Company is a passive foreign investment company. We believe there is substantial legal authority supporting our position consisting of case law and IRS pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes.  In addition, we have obtained an opinion from our counsel, Seward & Kissel LLP, that, based upon the Company’s operations as described herein, its income from time charters and voyage charters should not be treated as passive income for purposes of determining whether it is a passive foreign investment company.  However, in the absence of any legal authority specifically relating to the statutory provisions governing passive foreign investment companies, the IRS or a court could disagree with our position. In addition, although the Company intends to conduct its affairs in a manner to avoid being classified as a passive foreign investment company with respect to any taxable year, we cannot assure you that the nature of its operations will not change in the future.

As discussed more fully below, if the Company were to be treated as a passive foreign investment company for any taxable year, a United States Holder would be subject to different taxation rules depending on whether the United States Holder makes an election to treat the Company as a ‘‘Qualified Electing Fund,’’ which election we refer to as a ‘‘QEF election.’’ As an alternative to making a QEF election, a United States Holder should be able to make a ‘‘mark-to-market’’ election with respect to the Company’s common stock, as discussed below.

Taxation of United States Holders Making a Timely QEF Election

If a United States Holder makes a timely QEF election, which United States Holder we refer to as an ‘‘Electing Holder,’’ the Electing Holder must report for United States federal income tax purposes its pro rata share of the Company’s ordinary earnings and net capital gain, if any, for each taxable year of the Company for which it is a passive foreign investment company that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from the Company by the Electing Holder. No portion of any such inclusions of ordinary earnings will be treated as ‘‘qualified dividend income.’’ Net capital gain inclusions of United States Non-Corporate Holders would be eligible for preferential capital gains tax rates. The Electing Holder’s adjusted tax basis in the common stock will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common stock and will not be taxed again once distributed. An Electing Holder would not, however, be entitled to a deduction for its pro rata share of any losses that the Company incurs with respect to any year. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of the Company’s common stock. A United States Holder would make a timely QEF election for shares of the Company by filing one copy of IRS Form 8621 with his United States federal income tax return for the first year in which he held such shares when the Company was a passive foreign investment company. If the Company were to be treated as a passive foreign investment company for any taxable year, the Company would provide each United States Holder with all necessary information in order to make the QEF election described above.

Taxation of United States Holders Making a ‘‘Mark-to-Market’’ Election

Alternatively, if the Company were to be treated as a passive foreign investment company for any taxable year and, as we anticipate, its shares are treated as ‘‘marketable stock,’’ a United States Holder would be allowed to make a ‘‘mark-to-market’’ election with respect to the Company’s common stock, provided the United States Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations. If that election is made, the United States Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common stock at the end of the taxable year over such holder’s adjusted tax basis in the common stock. The United States Holder would also be permitted an ordinary loss in respect of the excess, if any, of the United States Holder’s adjusted tax basis in the common stock over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A United States Holder’s tax basis in his common stock would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of the Company’s common stock would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the United States Holder. No income inclusions under this election will be treated as ‘‘qualified dividend income.’’

Taxation of United States Holders Not Making a Timely QEF or Mark-to-Market Election

Finally, if the Company were to be treated as a passive foreign investment company for any taxable year, a United States Holder who does not make either a QEF election or a ‘‘mark-to-market’’ election for that year, whom we refer to as a ‘‘Non-Electing Holder,’’ would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the common stock in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common stock), and (2) any gain realized on the sale, exchange or other disposition of the Company’s common stock. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common stock; and

•
the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which the Company was a passive foreign investment company, would be taxed as ordinary income and would not be ‘‘qualified dividend income’’; and

•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These special rules would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of the Company’s common stock. If the Company is a passive foreign investment company and a Non-Electing Holder who is an individual dies while owning the Company’s common stock, such holder’s successor generally would not receive a step-up in tax basis with respect to such shares.

United States Federal Income Taxation of ‘‘Non-United States Holders’’

A beneficial owner of common stock (other than a partnership) that is not a United States Holder is referred to herein as a ‘‘Non-United States Holder.’’

If a partnership holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common stock, you are encouraged to consult your tax advisor.

Dividends on Common Stock

Non-United States Holders generally will not be subject to United States federal income tax or withholding tax on dividends received from the Company with respect to its common stock, unless that income is effectively connected with the Non-United States Holder’s conduct of a trade or business in the United States. If the Non-United States Holder is entitled to the benefits of a United States income tax treaty with respect to those dividends, that income is taxable only if it is attributable to a permanent establishment maintained by the Non-United States Holder in the United States.

Sale, Exchange or Other Disposition of Common Stock

Non-United States Holders generally will not be subject to United States federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of the Company’s common stock, unless:

•
the gain is effectively connected with the Non-United States Holder’s conduct of a trade or business in the United States (and, if the Non-United States Holder is entitled to the benefits of an income tax treaty with respect to that gain, that gain is attributable to a permanent establishment maintained by the Non-United States Holder in the United States); or

•	the Non-United States Holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and other conditions are met.

        If the Non-United States Holder is engaged in a United States trade or business for United States federal income tax purposes, the income from the common stock, including dividends and the gain from the sale, exchange or other disposition of the shares, that is effectively connected with the conduct of that trade or business will generally be subject to regular United States federal income tax in the same manner as discussed in the previous section relating to the taxation of United States Holders. In addition, if you are a corporate Non-United States Holder, your earnings and profits that are attributable to the effectively connected income, which are subject to certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Backup Withholding and Information Reporting

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements if you are a non-corporate United States Holder. Such payments or distributions may also be subject to backup withholding tax if you are a non-corporate United States Holder and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the IRS that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

Non-United States Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

If you are a Non-United States Holder and you sell your common stock to or through a United States office of a broker, the payment of the proceeds is subject to both United States backup withholding and information reporting unless you certify that you are a non-United States person, under penalties of perjury, or you otherwise establish an exemption. If you sell your common stock through a non-United States office of a non-United States broker and the sales proceeds are paid to you outside the United States, then information reporting and backup withholding generally will not apply to that payment. However, United States information reporting requirements, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made to you outside the United States, if you sell your common stock through a non-United States office of a broker that is a United States person or has some other contacts with the United States. Such information reporting requirements will not apply, however, if the broker has documentary evidence in its records that you are a non-United States person and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding tax is not an additional tax. Rather, you generally may obtain a refund of any amounts withheld under backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  Our financial statements and our management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.  Certain other matters relating to United States Federal income tax considerations have also been passed upon for us by Seward & Kissel LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and special reports within the Commission. You may read and copy any document that we file at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to ‘‘incorporate by reference’’ information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on February 29, 2008;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 8, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 8, 2008 and our Quarterly Report for the quarter ended September 30, 2008, filed with the Commission on November 7, 2008;

•	Our ‘‘Description of Capital Stock’’ contained in our registration statement on Form 8-A, (File No. 000-51366) as amended, filed with the Commission on June 20, 2005;

•	Our ‘‘Description of Registrant’s Securities to be Registered’’ contained in our registration statement on Form 8-A, (File No. 001-33831), filed with the Commission on November 13, 2007;

•	Our Current Reports filed with the Commission on March 27, 2008, May 21, 2008, June 20, 2008, June 23, 2008, July 7, 2008, December 23, 2008;

•	Our Definitive Proxy Statement for the 2008 Annual Meeting of Stockholders, filed on April, 10, 2008; and

•
All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the Commission is not deemed to be ‘‘filed’’ under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered ‘‘filed’’ under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at the Commission’s website or our website at www.eagleships.com soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement. You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, NY 10022
(212) 785-2500

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Business Corporation Act (the ‘‘BCA’’) of the Marshall Islands authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and offices and carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities.

We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.